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                                                                  EXHIBIT 99.1



              WARRANT AND OPTION EXERCISE STOCK PURCHASE AGREEMENT

                           DATED AS OF MARCH 22, 2002

                                      AMONG

                                THOMAS V. TILTON,
                                    THAT NGO,
                                   HARRY BERK
                              DOUGLAS C. MACLELLAN,
                                  DONALD ROUNDS
                                       AND
                         WILLIAM M. THOMPSON, III, M.D.

                                   AS SELLERS,

               THE PURCHASERS LISTED ON THE SIGNATURE PAGE HERETO

                                       AND

                                   PCNA, S.A.

                               AS PLACEMENT AGENT

                         RELATING TO THE ACQUISITION OF

                             SHARES OF COMMON STOCK

                                       OF

                                   AMDL, INC.

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              WARRANT AND OPTION EXERCISE STOCK PURCHASE AGREEMENT

        This WARRANT AND OPTION EXERCISE STOCK PURCHASE AGREEMENT, dated as of March 22, 2002 (this "Agreement"), among Thomas V. Tilton, That Ngo, Harry Berk, Douglas C. MacLellan, Donald Rounds and William M. Thompson III, M.D. (collectively, the "Sellers"), being the holders of warrants to purchase shares of common stock of AMDL, Inc., a Delaware corporation ("AMDL"), the purchasers identified in Schedule 2.1 (collectively, the "Purchasers") and PCNA, S.A., a Swiss corporation ("PCNA"), as placement agent. Oppenheimer Wolff & Donnelly LLP ("Escrow Agent") joins as a party for the purposes of the escrow arrangements set forth in Section 6. AMDL joins as an additional party for the purposes of the registration provisions set forth in Section 7.

                                   WITNESSETH

        WHEREAS, the Sellers desire to sell an aggregate of 483,432 shares of AMDL Common Stock issuable upon exercise of certain warrants and options held by the Sellers (the "Shares") in exchange for an aggregate purchase price of $1,450,296 (the "Purchase Price"), on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, PCNA will act as the placement agent for the Sellers in connection with the sale of the Shares to the Purchasers pursuant to an offering registered under the Securities Act of 1933, as amended;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS

        The following terms used in this Agreement shall have the meanings specified below.

        "Affiliate" means, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

        "Agreement" means this Warrant and Option Exercise Stock Purchase Agreement.

        "AMDL" means AMDL, Inc., a Delaware corporation.

        "AMDL Common Stock" means the common stock, $.001 par value, of AMDL, Inc., a Delaware Corporation.

        "AMEX" shall mean the American Stock Exchange.

        "Closing" and "Closing Date" have the respective meanings given to those terms in Section 3.1.



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        "Company" means AMDL and its successors.

        "Escrow Agent" means Oppenheimer Wolff & Donnelly LLP, a Minnesota limited liability partnership.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the $.68 per share exercise price of the Warrants and Options.

        "Government" means (a) the government of the United States or the government of any foreign country recognized by the government of the United States; (b) the government of any state, province, county, municipality, city, town or district of the United States, or any foreign country (whose national government is so recognized); and any multi-county district; and (c) any agency, department, authority, commission, administration, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses
(a) and (b).

        "Holder" shall mean each Person who holds Registrable Securities; and each of the successors, assigns and transferees of each of such Holder.

        "Law" means any of the following of, or issued by, any Government, in effect on or prior to the date hereof, any statute, law, act, ordinance, code, resolution, rule, regulation, order, guideline, decree, judgment, license, permit, certificate or certification, registration, concession, grant, franchise or restriction; and any published official interpretation, or ruling (whether designated as public or private, substantive or procedural).

        "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

        "Net Purchase Price" shall mean the Purchase Price less the Sales Expenses and the Exercise Price.

        "Options" means those certain options to purchase AMDL Common Stock issued by AMDL to Douglas C. MacLellan on June 30, 1999 pursuant to AMDL's 1999 Stock Option Plan.

        "Party" means any one of the Purchasers, or any one of the Sellers, AMDL, or the Escrow Agent as the context requires.

        "Person" means any individual or entity, whether incorporated or not, including any partnership, limited liability company, limited liability partnership or other organization recognized by applicable law.

        "PCNA" means PCNA, S.A.



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        "Prospectus" shall mean the Prospectus included in the Shelf
Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any Prospectus supplement, including post-effective amendments, in each case including all material incorporated or deemed to be incorporated by reference therein.

        "Purchase Price" has the meaning set forth in Section 2.1(a).

        "Purchasers" means the persons identified on or before the Closing Date and identified on Schedule 2.1 to this Agreement.

        "Registrable Securities" shall mean the Shares; provided, however, that any Shares shall cease to be Registrable Securities when they shall have been sold by a Holder pursuant to an effective Shelf Registration Statement or pursuant to Rule 144.

        "Registration Expenses" shall mean any and all expenses incident to the performance by the Company of its obligations under this Agreement, including, but not limited to: (i) all SEC and AMEX registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing the Shelf Registration Statement, any Prospectus, and any amendments or supplements thereto; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company.

        "Rule 144" means Rule 144 of the General Rules and Regulations promulgated under the Securities Act or any successor rule.

        "Sales Expenses" means the total amount set forth in Schedule 2.1 as expenses of the transaction.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Sellers" means the persons identified in the introductory paragraph to this Agreement.

        "Shares" means the 483,432 shares of AMDL Common Stock to be issued to the Sellers upon exercise of the Warrants and Options and sold by the Sellers to the Purchasers pursuant to this Agreement.

        "Shelf Registration Statement" shall mean the registration statement on Form S-3 under the Securities Act which covers the resale of the Registrable Securities pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act filed on January 10, 2002 (Reg. No. 333-76548), and all amendments and supplements to such Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein and all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

        "Underwriter" shall have the meaning set forth in Section 7.5(a) hereof.



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        "Warrants" means those certain Stock Purchase Warrants issued by AMDL to the Seller on July 1, 1999.

2.      SALE AND PURCHASE OF THE SHARES

        2.1.   Sale and Purchase of Shares; Pre Closing Deliveries.

               (a) Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell to the Purchasers and the Purchasers shall purchase from the Sellers the number of Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto. The price to be paid by the Purchasers to the Sellers for the Shares shall be $3.00 per share (an aggregate of $1,450,296) in cash (the "Purchase Price"). In the event that a Purchaser purchases less than all of the Shares set forth on
                        Schedule 2.1, the number of Shares sold by each Seller shall be reduced on a pro rata basis and the related Sales Expenses shall be decreased proportionately.

               (b) At least five (5) business days prior to the Closing Date, PCNA shall deliver to Escrow Agent an updated
                        Schedule 2.1 which identifies the Purchasers, including brokerage account information necessary for electronic delivery of the Shares, and each of the Sellers shall deliver to the Escrow Agent a fully executed Notice of Exercise for the Warrants and Options.

               (c) At least two (2) business days prior to the Closing Date, each of the Purchasers shall deliver to the Escrow Agent, by wire transfer of immediately available funds to the account designated by the Escrow Agent, the amounts set forth below their names on Schedule 2.1. Upon receipt of such funds, and the notices described in paragraph (b) above, the Escrow Agent shall cause to be transmitted to AMDL's transfer agent instructions for the electronic delivery of the Shares, free of any restrictive legends in the names of the Purchasers on the FAST/DWAC system with OTC on the Closing Date.

        2.2. Escrow Arrangements. Pursuant to the terms and conditions set forth in Section 6 below, the Escrow Agent shall administer the exercise of the Warrants and Options, the receipt and distribution of the Purchase Price and the delivery and transfer of the Shares as described herein.

        2.3. Registration of Shares. Pursuant to the terms and conditions set forth in Section 7 below, and prior to the Closing, AMDL shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Shares. Such Shelf Registration Statement shall have been declared effective prior to the Closing.

3.      CLOSING

        3.1. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Escrow Agent, 840 Newport Center Drive, Suite



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               700, Newport Beach, California 92660, at 10:00 a.m. local time on
               March 15, 2002, or at such other time and place and on such other date, not later than April 15, 2002 as the Parties shall mutually agree (the "Closing Date").

        3.2.   Deliveries at Closing.

               (a) At the Closing, subject to the provisions of this Agreement, the Escrow Agent shall cause to be released and delivered to each of the Purchasers, free of restrictions, via the FAST/DWAC system the number of Shares indicated for such Purchaser on Schedule 2.1.

               (b) At the Closing, subject to the provisions of this Agreement, the Escrow Agent shall release and deliver to each of the Sellers the amount of Net Purchase Price indicated for such Seller on Schedule 2.1.

               (c) At the Closing, the Escrow Agent shall release and deliver to PCNA, Marie-Ange Zellweger and Mesner Investments, S.A. the portion of the total Sales Expenses as set forth in
                      Schedule 2.1 opposite their respective names.

               (d) At the Closing, the Escrow Agent shall release and deliver to AMDL the total Exercise Price as set forth on Schedule 2.1.

4.      REPRESENTATIONS AND WARRANTIES

        4.1. Representations and Warranties of the Sellers. Each of the Sellers hereby severally and not jointly represents and warrants to the Purchasers as follows:

               (a) Authority. Such Seller has the power and authority to enter into this Agreement and to perform such Seller's obligations hereunder and that this Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

               (b) Consents, Approvals and Filings. Except for the provisions of Section 7, there is no requirement applicable to the Sellers or AMDL to make any filing or registration with, or to obtain any permit, authorization, consent or approval of, any Government as a condition to the lawful execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

               (c) Title to Shares. On the Closing Date such Seller owns beneficially and of record, free and clear of any Liens, all of the Shares being transferred to the Purchasers by such Seller and that, upon delivery of the payment for such Shares as herein provided, such Seller will convey good title thereto, free and clear of any Liens.


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               (d)    No Broker. Except for the Sales Expenses as set forth in
                      Schedule 2.1, none of the Sellers have employed or retained any broker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection herewith.

        4.2. Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants, severally and not jointly, to the Sellers as follows:

               (a) Authority. Such Purchaser has the power and authority to enter into this Agreement and to perform such Purchaser's obligations hereunder and that this Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms.

               (b) Access to Information. Such Purchaser has been given access to AMDL for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Shares. Such Purchaser has been afforded the opportunity to ask questions of officers of AMDL regarding its business prospects and the Shares, all as such Purchaser or such Purchaser's qualified representative has found necessary to make an informal investment decision to purchase the Shares.

               (c) Purchaser Sophistication and Ability to Bear Risk of Loss. Such Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in the Shares without producing a material adverse change in such Purchaser's financial condition. Such Purchaser otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

               (d) Purchases by Groups. Such Purchaser is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Act of 1934, as amended.

               (e) No Broker. The Purchaser has not employed or retained any broker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection herewith.



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5.      CONDITIONS TO CLOSING

        5.1. Conditions to Obligations of the Purchasers. The obligation of the Purchasers to consummate the purchase of the Shares under this Agreement is subject to the satisfaction of the following express conditions, each of which may be waived by the Purchasers; provided, however, that if such closing conditions are not met, the Escrow Agent shall immediately return to each Purchaser the amount set forth opposite such Purchaser's name on
               Schedule 2.1 and previously delivered to the Escrow Agent pursuant to Section 2.1.

               (a) Representations and Warranties. The representations and warranties of the Sellers contained herein and in all agreements, documents and instruments executed and delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

               (b) Compliance with this Agreement. The Sellers, the Company and the Escrow Agent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions contained herein which are required to be performed or complied with by the Sellers, the Company and the Escrow Agent before or at the Closing.

               (c) Closing Documents. The Sellers and the Escrow Agent shall have delivered to the Purchaser all documents to be delivered to the Purchasers under Section 3.2 hereof.

               (d) Effectiveness of the Shelf Registration Statement. The Shelf Registration Statement filed by the Company shall have been declared effective.

        5.2. Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the sale of the Shares is subject to the satisfaction of the following express conditions, each of which may be waived by the Sellers.

               (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein and in all agreements, documents and instruments executed and delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

               (b) Compliance with this Agreement. The Purchasers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions contained herein which are required to be performed or complied with by the Purchasers before or at the Closing.

               (c) Purchase Price. The Purchasers shall have delivered the Purchase Price to the Escrow Agent pursuant to Section 2.1 hereof.



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6.      ESCROW ARRANGEMENTS

        6.1. Appointment of Escrow Agent. The Sellers and the Purchasers hereby appoint the Escrow Agent as escrow agent to perform the duties specified in this Agreement.

        6.2.   Concerning the Escrow Agent

               (a) The Escrow Agent shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property.

               (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement between the parties except this Agreement.

               (c) The Escrow Agent shall not be liable, except for its own negligence or willful misconduct and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Escrow Agent, AMDL and the Sellers shall indemnify and hold harmless the Escrow Agent from and against any and all losses, liabilities, claims, actions, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement.

               (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall be fully protected in any action taken hereunder in good faith and shall not be responsible for any failure or inability of the Parties to honor any of the provisions of this Agreement. The Escrow Agent shall be under no liability to the other parties to any document (except this Agreement) or to anyone else by reason of any failure on the part of any such party to perform such party's obligations under such agreement.

               (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.



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               (f)    The Escrow Agent does not have any interest in the
                      property deposited hereunder but is serving as escrow holder only and having only possession thereof. AMDL shall pay or reimburse the Escrow Agent upon request for any and all expenses, if any, incurred by the Escrow Agent in connection with this Agreement and transfer taxes or other taxes relating to the Account incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such expenses and taxes.

               (g) The Escrow Agent makes no representation as to the validity, value, or genuineness of any security or other document or instrument held by or delivered to it.

               (h) The Escrow Agent may at any time resign as such by delivering the Account to any successor Escrow Agent designated by a majority of the Sellers in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to AMDL. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the escrowed property until receipt of a designation of successor Escrow Agent or a written disposition instruction by a majority of the Sellers or a final order of a court of competent jurisdiction.

               (i) In the event of any disagreement resulting in adverse claims or demands being made in connection with the escrowed property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the escrowed property until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the escrowed property or (ii) a written agreement executed by the parties to the dispute directing delivery of the escrowed property, in which event the Escrow Agent shall disburse the escrowed property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable.



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7.      REGISTRATION STATEMENT

        7.1.   Shelf Registration; Suspension of Use of Prospectus.

               (a) On January 10, 2002, AMDL originally filed with the SEC a Shelf Registration Statement (as thereafter will be amended on or about March 27, 2002) relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution described in the Shelf Registration Statement. AMDL shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable.

               (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be used by the Holders until the Closing Date (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such securities pursuant to the Shelf Registration Statement during that period, unless such action is (i) required by applicable law or
                      (ii) pursuant to Section 7.1(c) hereof, and, in either case, so long as the Company promptly thereafter complies with the requirements of Section 7.2(i) hereof, if applicable.

               (c) The Company may suspend the use of the Shelf Registration Statement for a period not to exceed 45 days in any 12 month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events.

        7.2. Registration Procedures. In connection with the Shelf Registration Statement, the following shall apply:

               (a) The Company shall ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder,
                      (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the



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                      statements therein, in the light of the circumstances
                      under which they were made, not misleading.

               (b) (1) The Company shall advise the Holders and, if requested by such Holder, confirm such advice in writing:

                      (i) when any amendment to the Shelf Registration Statement has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                      (ii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                      (2) The Company shall advise the Holders and, if requested by any such Holder, confirm such advice in writing:

                      (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                      (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities covered by the Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                      (iii) of the suspension of the use of the Prospectus pursuant to Section 7.1(c) hereof or of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

               (c) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

               (d) The Company shall furnish to each Holder, without charge, at least one copy of the Shelf Registration Statement in the form declared effective by the SEC and any post-effective amendment thereto, including financial statements and schedules (if incorporated by reference), and, if the Holder so requests in writing, all exhibits (including those incorporated therein by reference).



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
               (e) The Company shall, during the Shelf Registration Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, in compliance with the terms of this Agreement, of the Prospectus or any amendment or supplement thereto by each of the Holders of Registrable Securities in connection with the offering and sale thereof.

               (f) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders thereof and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any such Holders reasonably request in writing, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

               (g) The Company shall use its reasonable best efforts to as promptly as practicable list the Registrable Securities on each national securities exchange on which the Shares are then listed, subject to official notice of issuance.

               (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Registrable Securities pursuant to the Shelf Registration Statement.

               (i)    Upon the occurrence of any event contemplated by paragraph
                      (b)(2)(iii) above, the Company shall, if required pursuant to the Securities Act or paragraph (b)(2)(iii) above, promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (j) The Company may require each Holder to furnish to the Company with such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Any Holder who fails to provide such information within a reasonable time after receiving such request shall not be entitled to use the Prospectus.

               (k) The Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities.

               (l) The Company shall (i) make reasonably available for inspection by the Holders, and any attorney, accountant or other agent retained by the Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; and (ii) cause the Company's officers directors and employees to supply all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company shall be entitled to request that such Holders sign a confidentiality agreement to the foregoing effect.

        7.3. Use of Prospectus. The Holders may not use the Prospectus, in each case after notice by the Company of the applicable event,
               (A) during any period of suspension referred to in Section 7.1(c), (B) during any period when a stop order is in effect as referred to in Section 7.2(b)(2)(i), (C) in the applicable jurisdiction during any period when the qualification of the Registrable Securities has been suspended in such jurisdiction, as referred to in Section 7.2(b)(2)(ii), and (D) during any suspension period referred to in Section 7.2(b)(2)(iii).

        7.4. Registration Expenses. The Company shall be responsible for, and shall pay in due course, all Registration Expenses. The Company shall not be responsible for the payment of any underwriting or brokerage fees and discounts.

        7.5.   Indemnification and Contribution.

               (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder, each Affiliate of such Holder, the directors, partners, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 7.1(c) hereof, provided that Holders received prior notice of such suspension; and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Registrable Securities to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company also agrees to indemnify and provide contribution to each person who may be deemed to be an underwriter (for purposes of the Securities Act) with respect to the Registrable Securities ("Underwriters"), their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Holders provided in this Section 7.5(a).

               (b) By its participation in the Shelf Registration Statement, each Holder shall be deemed to have agreed to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. Each Holder shall also be deemed to have agreed to indemnify and contribute to each Underwriter, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Company provided in this Section 7.5(b). Anything in this Agreement contained to the contrary notwithstanding, the liability of each Holder for indemnification or contribution hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

               (c)    Promptly after receipt by an indemnified party under this
                      Section 7.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
                      Section 7.5, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 7.5(a) or 7.5(b) hereof unless and to the extent that it is materially prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in Section 7.5(a) or 7.5(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Shelf Registration Statement which resulted in such losses.

               (e) The provisions of this Section 7.5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or the Company or any other persons who are entitled to indemnification pursuant to the provisions of this Section 7.5, and shall survive the sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement.

8.      MISCELLANEOUS

        8.1. Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of California (other than the choice of law principles thereof). To the extent permitted by applicable law, the Parties hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of the United States District Court for the Central District of California and the jurisdiction of any court of the State of California located in Orange County and waive any and all objections to jurisdiction that they may have under the laws of the State of California or the United States.

        8.2. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties hereto.

        8.3. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and this Agreement replaces and supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

        8.4. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, transmitted via facsimile or mailed by first-class mail, postage prepaid, addressed:

               (a) if to the Purchasers at the address(es) supplied by PCNA at the Closing.

               (b)    if to the Sellers:

                         PCNA, S.A.

                         ---------------------------------------

                         ---------------------------------------

                         Attn: Steven Jantze, Executive Director
                               ---------------------------------

               (c)    if to the Escrow Agent:

                             Oppenheimer Wolff & Donnelly LLP
                             840 Newport Center Drive, Suite 700
                             Newport Beach, California 92660
                             Attn:  Richard H. Bruck, Esq.

               (d)    if to AMDL:

                             AMDL, Inc.
                             2492 Walnut Avenue, Suite 100
                             Tustin, California 92780
                             Attn:  Gary L. Dreher

or to such other addresses as a Party shall have furnished to the other Party in writing.

        8.5. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Parties upon any breach or default by the another Party under this Agreement, shall impair any such right, power or remedy of the non-breaching Parties, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of another Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing. All remedies, either under this Agreement, or by law or otherwise afforded to a Party, shall be cumulative and not alternative.

        8.6. Publicity. No Party shall issue any public statement or communication regarding this Agreement or the transactions contemplated hereby without the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that any Party may make such disclosures as are required to comply with applicable law, in which case that Party will notify the other Parties of such disclosure before it is made. Notwithstanding the foregoing, after the Closing, the Purchaser shall be permitted to make any public statement or communication regarding this Agreement, the transactions contemplated hereby or the Companies without the consent of the Sellers.

        8.7. Titles and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        8.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        8.10. Dollars. All references in this Agreement to dollars or "$" means United States dollars.

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf either by itself or by one of its officers thereunto duly authorized, all as of the date and year first above written.

                                    SELLERS:


                                    /s/ THOMAS V. TILTON
                                    ------------------------------------------
                                    Thomas V. Tilton


                                    /s/ THAT NGO

                                    ------------------------------------------
                                    That Ngo


                                    /s/ HARRY BERK
                                    ------------------------------------------
                                    Harry Berk


                                    /s/ DOUGLAS C. MACLELLAN
                                    ------------------------------------------
                                    Douglas C. MacLellan


                                    /s/ DONALD ROUNDS
                                    ------------------------------------------
                                    Donald Rounds


                                    /s/ WILLIAM M. THOMPSON
                                    ------------------------------------------
                                    William M. Thompson III, M.D.


                                    AMDL:


                                    AMDL, Inc.
                                    a Delaware corporation



                                    By: /s/ GARY L. DREHER
                                       ---------------------------------------
                                       Gary L. Dreher, President



                       (Signatures Continued on Next Page)

                                         ESCROW AGENT:

                                         OPPENHEIMER WOLFF & DONNELLY LLP



                                    By: /s/ RICHARD H. BRUCK
                                        -------------------------------------
                                        Richard H. Bruck, Partner



                                         PCNA:

                                         PCNA, S.A.
                                         a Swiss corporation



                                      By: /s/ STEVEN JANTZE
                                         -----------------------------------
                                         Steven Jantze, Executive Director



                                         PURCHASERS:

                                         CRANSHIRE CAPITAL L.P.



                                    By:  /s/ MITCHELL P. KOPIN
                                         -------------------------------------
                                    Its: President-Downsview Capital
                                         -------------------------------------
                                         The General Partner


                                         PHOTON GLOBAL LTD.


                                    By:  /s/ TERRENCE P. DUFFY
                                         -----------------------------
                                    Its: Director/Authorized Signatory
                                         -----------------------------


                      (Signatures Continued on Next Page)

                                         EFG EUROFINANCIERE D'INVESTISSEMENTS



                                    By:  /s/ Signature Unreadable
                                         -------------------------------------

                                    Its: Authorized Agent
                                         -------------------------------------


                                         IPE, S.A.


                                    By:  /s/ Marie-Ange Zellweger
                                         /s/ Ulrich Zellweger
                                         -----------------------------

                                    Its: Administrators
                                         -----------------------------

                                  SCHEDULE 2.1

                                     SELLERS



-------------------------------------------------------------------------------------------------------------------
                                                                                           William
                     Thomas V.                                 Douglas C.    Donald      M. Thompson
                      Tilton        That Ngo     Harry Berk    MacLellan     Rounds       III, M.D.        Total

-------------------------------------------------------------------------------------------------------------------
# of Shares Sold        92,322       117,910        54,504        53,583        48,900       116,213        483,432

Gross Purchase
Price            $  276,966.00  $ 353,730.00  $ 163,512.00  $ 160,749.00  $ 146,700.00  $ 348,639.00  $1,450,296.00

Exercise
Price            $   62,778.96  $  80,178.80  $  37,062.72  $  36,436.44  $  33,252.00  $  79,024.84  $  328,733.76

PCNA, S.A.
Sales Expenses   $   27,696.60  $  35,373.00  $  16,351.20  $  16,074.90  $  14,670.00  $  34,863.90  $  145,029.60

Mesner
Investments,
S.A. Sales
Expenses         $   33,235.92  $  42,447.60  $  19,621.44  $  19,289.88  $  17,604.00  $  41,836.68  $  174,035.52

Marie-Ange
Zellweger
Sales Expenses   $    8,308.98  $  10,611.90  $   4,905.36  $   4,822.47  $   4,401.00  $  10,459.17  $   43,508.88

Total Sales
Expenses         $   69,241.50  $  88,432.50  $  40,878.00  $  40,187.25  $  36,675.00  $  87,159.75  $  362,574.00

Net Purchase
Price            $  144,945.54  $ 185,118.70  $  85,571.28  $  84,125.31  $  76,773.00  $ 182,454.41  $  758,988.24
-------------------------------------------------------------------------------------------------------------------


                                   PURCHASERS


-------------------------------------------------------------------------------------------------------------
                                                                 EFG
                          Cranshire       Photon Global   Eurofinanciere
                          Capital L.P.        Ltd.       d'Investissements    IPE, S.A.          Total
-------------------------------------------------------------------------------------------------------------
# of Shares Purchased         280,000          100,000           100,000            3,432          483,432

Purchase Price            $840,000.00      $300,000.00       $300,000.00       $10,296.00    $1,450,296.00
-------------------------------------------------------------------------------------------------------------